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                                                                   EXHIBIT 10.24

                                 PROMISSORY NOTE

$220,000.00                                                       March 31, 2001


FOR VALUE RECEIVED, the undersigned, Scott A. Schirmeier ("Borrower"), an employee of the Advisory Board Company with his principal residence at 2418 19th Street, N.W. # 29, Washington, D.C., promises to pay to order of the Advisory Board Company, a Maryland corporation with its place of business at 600 New Hampshire Avenue, N.W., Washington, D.C., the principal sum of $220,000.00 with interest at the rate of seven percent (7%) per annum, subject to the terms and conditions herein contained.

        1. The principal sum shall be due and payable on the earlier of (i) the date the Borrower sells Advisory Board Company stock pursuant to an exercise of Advisory Board Company options, (ii) the date the Borrower has Advisory Board Company options repurchased by the Company, (iii) thirty days prior to the expiration of any of the Borrower's Advisory Board Company options, or (iv) the date the Borrower leaves the employ of the Advisory Board Company for any reason.

        2. Interest on the outstanding balance of the principal sum shall accrue at the rate of seven percent (7%) per annum from March 31, 2001 until this Note is paid in full.

        3. This Note may be prepaid in whole or in part at any time without penalty.

        4. This note is secured by all real and personal property of the Borrower.

        5. Upon the occurrence of an Event of Default, as that term is defined below, and the continuation of any such Event of Default for a period of thirty days after the delivery of written notice to the undersigned setting, forth such Event of Default, the unpaid balance of the. principal and any interest accrued thereon shall, at the option of the holder hereof, at once become due and payable. The notice of default shall be deemed to be delivered if sent by United States or registered mail to the undersigned at the address set forth above.

An Event of Default will be deemed to have occurred if:

                (a) Debtor fails to pay the principal payments and accrued interest when due in accordance with the Note.

                (b) Debtor files a voluntary proceeding under the Bankruptcy Code, or any involuntary petitions under the Bankruptcy Code are filed against the Debtor.

        6. Any payment by the undersigned on this Note shall be credited first to any interest then due, and the remainder on the principal sum, and interest shall thereupon cease to accrue upon the amount so credited on the said principal sum.



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IN WITNESS WHEREOF, the undersigned has set its hand and seal as of the day, month and year first hereinabove written.




Creditor:                                                Debtor:

The Advisory Board Company, Inc.                         Scott A. Schirmeier


/s/Michael D'Amato                                       /s/ SCOTT A. SCHIRMEIER
-----------------------------------                      -----------------------
Michael D'Amato
Executive Vice President




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